Exhibit 21.1

List of Subsidiaries of Registrant

Legal Name	Place of Incorporation	Principal activity	Ownership interest December 31, 2022 (%)(1)
Administradora Especializada en Negocios, S.A. de C.V.	México	Ground handling services	100%
Aerolitoral, S.A. de C.V.	México	Air transportation services for passengers, goods and cargos	100%
Aeroméxico Cargo, S.A.P.I. de C.V.	México	Air cargo services	100%
Aeromexpress, S.A. de C.V.	México	Air cargo services	50%
Aerosys, S.A. de C.V.	México	Management of investment in shares	50.01%
Aerovías de México, S.A. de C.V.	México	Air transportation services for passengers, goods and cargos	100%
Aerovías Empresa de Cargo, S.A. de C.V.	México	Air cargo services	100%
AM BD GP JV, S. A. P. I. de C. V.	México	Sale of vocational packages	51%
AM DL MRO JV, S. A. P. I. de C. V.	México	Aircraft maintenance services	50%
Centro de Capacitación Alas de América, S.A. de C.V.	México	Aircraft crew training	99.99%
Corporación Nadmin, S.A. de C.V.	México	Management of investment on shares	100%
Empresa de Mantenimiento Aéreo, S.A. de C.V.	México	Aircraft maintenance services	100%
Estrategias Especializadas de Negocios, S.A. de C.V.	México	Ground handling services	50%
Fundación Aeromexico, A.C.	México	Obtaining Support and assisting in several altruist causes	99.99%
Fideicomiso Aeromexico Servicios	México	Equipment lease	100%
Fideicomiso CIB/4021	México	Administration	100%
Fideicomiso F/1748	México	Administration	100%
Inmobiliaria Avenida Fuerza Aérea Mexicana 416, S.A. de C.V.	México	Real Estate	99.99%
Inmobiliaria Boulevard Aeropuerto 161, S.A. de C.V.	México	Real Estate	99.99%
Integración y Supervisión de Recursos Corporativos, S.A. de C.V.	México	Services	100%
Operadora de Franquicias y Productos Aéreos, S.A. de C.V.	México	Trading of franchise system	99.99%
PLM Premier, S.A.P.I. de C.V.	México	Design and development of loyalty programs	98.2%
Premium Alliance Services, LLP	United Kingdom	Services	100%
Servicios Corporativos Aeroméxico, S.A. de C.V.	México	Services	99.99%
Sistemas Integrados de Soporte Terrestre en México, S.A. de C.V.	México	Services	99.99%
T2 Servicios Aeroportuarios, S.A. de C.V.	México	Airport services	100%

(1)	Percentage of equity owned by Grupo Aeroméxico, S.A.B. de C.V. directly or indirectly through subsidiaries or affiliates.